UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2019

GLOBAL HEALTHCARE REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 6, 2019, Global Healthcare REIT, Inc. (the “Company”) purchased the commercial note held by F&M Bank and made by the Receivership Estate of Healthcare Management of Oklahoma LLC, (“HMO”) as debtor, in the principal amount of $694,608.82 (“F&M Note”). This purchase was made to facilitate the termination of the Receivership and transfer of the HMO assets and operations, subject to the approval of the Oklahoma Department of Health, to Southern Hills Rehab Center, LLC, a wholly-owned subsidiary of the Company. A copy of the Loan Document Purchase and Assignment Agreement is filed herewith as Exhibit 10.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Loan Document Purchase and Assignment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: August 13, 2019	/s/ Zvi Rhine
Zvi Rhine, President

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